SCHVANEVELDT AND COMPANY
                          Certified Public Accountant
                         275 E. South Temple, Suite 300
                           Salt Lake City, Utah 84111
                                 (801) 521-2392




                         Consent of Independent Auditor

TO THE BOARD OF DIRECTORS OF EASTERN STAR MINING INC.


     I hereby consent to the use in the Registration Statement and Prospectus to be used in connection with a public offering of securities, which you are filing with the Securities & Exchange Commission of our Opinion dated February 15, 1997, relating to the Financial Statements of Eastern Star Mining, Inc., and subsequently included in the Prospectus, constituting a part of the Registration Statement. We also consent to the reference to us in the Prospectus under the heading "EXPERTS".


                                            /s/ Schvaneveldt and Company
                                            SCHVANEVELDT AND COMPANY


March 9, 1998
Salt Lake City, Utah